Exhibit 99.1

Edison Nation, Inc. Reports Financial Results for the Second Quarter Ended June 30, 2020

Company Announces Record Quarterly Revenue

Bethlehem, P.A., August 18, 2020 – Edison Nation, Inc. (NASDAQ:EDNT), a multifaceted ecosystem that fosters innovation and drives IP, media and consumer products, today announced results for the second quarter ended June 30, 2020.

Company Highlights

●	Company announces record quarterly revenue of $6.8 million.

●	Relaunch of Edison Nation Medial division (“EN Medical), distributing personal protective equipment (“PPE”) and ancillary medical supplies to hospitals, government agencies, educational facilities and distributors.

●	Formation of Global Clean Solutions (“Global”), producing proprietary sanitizer stands with subscription-based refills of our in-house sanitizer, Purple Mountain Clean. Global secured a three-year contract with an additional two-year option to supply a large municipality with its Purple Mountain Clean hand sanitizer.

●	EN Medical/Global revenue for the second quarter was $3.0M. Additionally, EN Medical has deferred revenue of $0.9M, which is net revenue based on fees for facilitating the shipment of goods and not the actual dollar value of the goods that were shipped to customers.

●	EN Medical purchase orders received in the second quarter that are pending shipment total $9.9M and the total open purchase orders for EN Medical as of today’s date are $44.4M.

●	Edison Nation product sales for its core operations were $3.8M for the second quarter including increased sales on marketplaces such as Amazon.

●	Beta version of ENovation ENgine, a SaaS platform to engage early stage businesses and entrepreneurs.

●	Expansion of Pressix licensing agreement, and licensing of Table-to-Go from Edison Nation community.

●	Return of Emmy-Award winning television show, Everyday Edisons, streaming on Crackle.

First Quarter 2020 Financial Summary

Revenue

●	Second quarter 2020 revenue increased to $6.8 million as compared to $5.9 million revenue in the second quarter of 2019, an increase of 15.28%. The increase in revenue was primarily the result of an increase in business and new customers under the Company’s Edison Nation Medical operations.

●	First six months revenue of $10.5 million was a decrease of $1.16 million as compared to revenue of $11.7 million for the first six months of 2019.

Net Loss

●	Net loss in the second quarter of 2020 was $1.6 million, or ($0.18) per basic and diluted share, compared to a net loss of $1.7 million, or ($0.30) per basic and diluted share in the second quarter of 2019.

●	Net loss for the first six months of 2020 was $.33 million, or ($0.04) per basic and diluted share, compared to a net loss of $3.1 million, or ($0.55) per basic and diluted share in the second quarter of 2019.

Adjusted EBITDA

●	Adjusted EBITDA, a non-GAAP measure, totaled a negative $0.001 million in the second quarter of 2020, compared to a positive $0.009 million in the second quarter of 2019.

●	Adjusted EBITDA, a non-GAAP measure, totaled negative $0.917 million in the first six months of 2020, compared to negative $0.193 million in the first six months of 2019.

See below, under the heading “Use of Non-GAAP Financial Information,” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss)	$(1,602,139)	$(1,775,065)	$(332,647)	$(3,153,462)

Interest expense, net	841,529	401,170	1,571,111	525,864
Income tax expense	-	51,005	-	74,200
Depreciation and amortization	296,108	332,187	612,406	633,570
EBITDA	(458,877)	(990,703)	1,850,870	(1,919,828)
Stock-based compensation	268,916	346,071	1,588,427	708,490
Restructuring and severance costs	189,009	134,597	431,145	170,982
Transaction and acquisition costs	-	-	82,736	223,538
Other non-recurring costs	-	519,191	40,860	623,365
Gain on divestiture	-	-	(4,911,760)	-
Adjusted EBITDA (1)	$(952)	$9,156	$(917,722)	$(193,453)

(1)	On June 8, 2020 the Company entered into a binding memorandum of understating (the “Agreement”) with Office Mart, Inc. (the “Customer”) and Zaaz Medical, Inc. (the “Sourcing Partner”) (collectively “the Parties”) to deliver certain goods to a third party (the “Transaction”). The Company was responsible for bringing the parties together and satisfied its performance obligation under the agreement. On August 10, 2020, the Company entered into an amendment to the Agreement (the “Amendment”) related to the Transaction whereas the Company and the Customer agreed to the settlement of the fees earned related to the Transaction of $907,500 as of June 30, 2020. The Transaction was recorded in accounts receivable and deferred revenues as of June 30, 2020 on the balance sheet with no impact to the condensed consolidated statement of operations. The Company has elected to defer the revenues until cash collection, but had the Company recognized the revenues adjusted EBITDA would have been $906,548 and $(10,222) for the three and six months ended June 30, 2020, respectively.

Management Commentary

Chris Ferguson, Chief Executive, commented, “During a challenging time in the world, our team has performed above and beyond expectations in both the core product business and the relaunch of Edison Nation Medical. The third quarter of 2020 will be the first full fiscal quarter for the new EN Medical, and we are excited for the continued validation and expansion of the Edison Nation business model.”

About Edison Nation, Inc.

Edison Nation, Inc. is a multifaceted ecosystem which fosters innovation, driving IP, media and innovative consumer products. Edison Nation offers innovation sourcing, design, sales, fulfillment and shipping services. The Edison Nation Innovation Platform sources innovative ideas for internal launch or license to brand partners. Edison Nation hopes to leverage its television property “Everyday Edisons” to become the recognized leader in the innovator community.

For more information, please visit www.edisonnation.com.

Use of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Edison Nation management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning Edison Nation’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing the Company’s products in global markets, competition in the market for consumer products and inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Edison Nation, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,762,337	$412,719
Accounts receivable, net	3,086,195	2,108,099
Inventory	1,190,998	1,369,225
Prepaid expenses and other current assets	1,884,542	917,433
Income tax receivable	147,889	147,889
Total current assets	8,071,961	4,955,365
Property and equipment, net	932,027	931,968
Right of use assets, net	578,280	732,100
Intangible assets, net	11,047,515	11,598,063
Goodwill	5,392,123	5,392,123
Total assets	$26,021,906	$23,609,619

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,047,197	$7,397,650
Accrued expenses and other current liabilities	1,704,484	1,594,669
Deferred revenues	1,061,989	159,591
Current portion of operating leases liabilities	279,427	272,215
Income tax payable	8,446	22,919
Line of credit, net of debt issuance costs of $0 and $15,573, respectively	2,151,108	456,995
Current portion of convertible notes payable, net of debt issuance costs of $535,235	900,765	-
Current portion of notes payable, net of debt issuance costs of $86,349 and $212,848, respectively	970,710	1,365,675
Current portion of notes payable – related parties	1,166,365	1,686,352
Due to related party	26,784	17,253
Total current liabilities	11,317,275	12,973,319
Operating leases liabilities –net of current portion	326,482	482,212
Convertible notes payable – related parties, net of current portion, net of debt discount of $316,667 and $366,666, respectively	1,111,495	1,061,495
Notes payable, net of current portion	825,004	42,492
Notes payable – related parties, net of current portion	1,501,148	1,595,669
Total liabilities	15,081,404	16,155,187
Commitments and Contingencies (Note 8)

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	$-	$-
Common stock, $0.001 par value, 250,000,000 shares authorized; 9,618,401 and 8,015,756 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	9,618	8,016
Additional paid-in-capital	30,802,083	26,259,575
Accumulated deficit	(18,850,350)	(18,495,461)
Total stockholders’ equity attributable to Edison Nation, Inc.	11,961,351	7,772,130
Noncontrolling interests	(1,020,849)	(317,698)
Total stockholders’ equity	10,940,502	7,454,432
Total liabilities and stockholders’ equity	$26,021,906	$23,609,619

Edison Nation, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues, net	$6,880,026	$5,968,255	$10,547,136	$11,706,789
Cost of revenues	4,889,784	3,924,252	7,308,196	7,869,810
Gross profit	1,990,242	2,044,003	3,283,940	3,836,979

Operating expenses:
Selling, general and administrative	2,770,930	3,392,596	6,963,643	6,441,784
Operating loss	(780,688)	(1,348,593)	(3,724,703)	(2,604,805)

Other (expense) income:
Rental income	25,703	25,703	51,407	51,407
Interest expense	(847,154)	(401,170)	(1,571,111)	(525,864)
Gain on divestiture	-	-	4,911,760	-
Total other (expense) income	(821,451)	(375,467)	3,392,056	(474,457)
Loss before income taxes	(1,602,139)	(1,724,060)	(332,647)	(3,079,262)
Income tax expense	-	51,005	-	74,200
Net loss	$(1,602,139)	$(1,775,065)	$(332,647)	$(3,153,462)
Net income (loss) attributable to noncontrolling interests	22,241	(39,648)	22,241	17,245
Net loss attributable to Edison Nation, Inc.	$(1,624,380)	$(1,735,417)	$(354,888)	$(3,170,707)
Net loss per share:
Net loss per share – basic and diluted	$(0.18)	$(0.30)	$(0.04)	$(0.55)
Weighted average number of common shares outstanding – basic and diluted	8,920,554	5,702,693	8,551,012	5,682,150

Edison Nation, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2020	2019
Cash Flow from Operating Activities
Net loss attributable to Edison Nation, Inc.	$(354,888)	$(3,170,707)
Net income attributable to noncontrolling interests	22,241	17,245
Net loss	(332,647)	(3,153,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	612,406	633,570
Amortization of financing costs	1,227,046	391,223
Stock-based compensation	1,588,427	708,490
Amortization of right of use asset	153,820	155,408
Gain on divestiture	(4,911,760)	-
Changes in assets and liabilities:
Accounts receivable	(978,097)	(1,215,155)
Inventory	178,227	(336,544)
Prepaid expenses and other current assets	(967,109)	(561,331)
Accounts payable	(344,847)	1,191,252
Accrued expenses and other current liabilities	1,425,622	480,928
Operating lease liabilities	(148,518)	(144,132)
Due from related party	9,532	(65,600)
Net cash used in operating activities	(2,487,898)	(1,915,353)

Cash Flows from Investing Activities
Purchases of property and equipment	(61,917)	(106,770)
Net cash used in investing activities	(61,917)	(106,770)

Cash Flows from Financing Activities
Borrowings under lines of credit, net	1,678,540	240,000
Borrowings under convertible notes payable	1,436,000	1,111,111
Borrowings under notes payable	1,767,352	1,110,000
Repayments under lines of credit	-	(31,542)
Repayments under notes payable	(824,472)	(566,710)
Repayments under notes payable – related parties	(14,508)	(40,997)
Fees paid for financing costs	(143,479)	(427,411)
Net cash provided by financing activities	3,899,433	1,394,451
Net increase (decrease) in cash and cash equivalents	1,349,618	(627,672)
Cash and cash equivalents – beginning of period	412,719	2,052,731
Cash and cash equivalents – end of period	$1,762,337	1,425,059

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$144,740	$74,908
Income taxes	$235,725	$-
Noncash investing and financing activity:
Shares issued to note holders	$-	$173,300
Conversion under notes payable	$424,000	$-

Investor Relations:

Aimee Carroll, Edison Nation, Inc.

Phone: (484) 893-0060

Email: investors@edisonnation.com